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                                                                   EXHIBIT 10.25

               SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

      THIS SECOND AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT, dated as of June 29, 2004 (this "AGREEMENT"), is made by and between ARABICA FUNDING, INC. a Delaware corporation (with its successors and assigns, "ARABICA"), and CARIBOU COFFEE COMPANY, INC., a Minnesota corporation (the "COMPANY").

                              PRELIMINARY STATEMENT

      Arabica and the Company are parties to that certain Amended and Restated Supplemental Agreement dated as of April 25, 2001 (the "ORIGINAL Agreement"), which Original Agreement relates to a certain Lease and License Financing and Purchase Option Agreement, dated as of December 27, 2000, as amended by that certain Amended and Restated Lease and License Financing and Purchase Option Agreement, dated as of April 25, 2001 (the "ORIGINAL LEASE"), between Arabica and the Company. Arabica and the Company have amended and restated the Original Lease by entering into a Second Amended and Restated Lease and License Financing and Purchase Option Agreement, dated as of the date hereof (the "AMENDED LEASE", the terms defined therein being used herein with the same meaning, unless otherwise indicated). In connection with entering into the Amended Lease, Arabica and the Company have amended and restated the Original Agreement by entering into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

      SECTION 1. AGREEMENT. Arabica and the Company hereby agree that the Company shall undertake the matters described in Sections 2, 3 and 4 below (the "SUPPLEMENTAL AGREEMENT OBLIGATIONS") and the Company hereby agrees to perform the Supplemental Agreement Obligations, all on the terms and conditions of this Agreement.

      SECTION 2. MAJOR MAINTENANCE. The Company agrees that, during the Term, it shall at all times (i) determine whether any item of Equipment requires any Major Maintenance and (ii) perform and provide all such Major Maintenance. The Company shall keep accurate, complete and current records of all Major Maintenance performed or provided on the Equipment and shall provide copies thereof to Arabica promptly on demand.

      SECTION 3. REQUIRED ALTERATIONS. The Company agrees that, during the Term, it shall at all times make all Required Alterations with respect to the Equipment. The Company shall keep accurate, complete and current records of all Required Alterations made with respect to the Equipment and shall provide copies thereof to Arabica promptly on demand.

      SECTION 4. INSURANCE. The Company agrees that, during the Term, it shall at all times obtain and maintain in effect property damage insurance for the Assets in an amount not less than 100% of the Acquisition Cost of the Assets, the coverage of such property damage insurance to include loss, vandalism, malicious mischief, damage from fire, and normal extended coverage perils customarily included in policies available with respect to property comparable to the Assets. Each insurance policy so obtained and maintained shall comply with Section 15(c) of the Amended Lease. Upon the occurrence of an Event of Loss, the Company shall cause all

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applicable insurance proceeds to be paid to Arabica and its successors and assigns as their interests may appear. If and to the extent that, as a consequence of any Event of Loss, the proceeds of any insurance are insufficient, due to negligence on the part of the Company, to keep Arabica indemnified from any losses, damages or expenses which it might suffer under this Agreement in connection with the Event of Loss (a "LOSS"), the Company shall assume liability for any such Loss suffered by Arabica as a consequence thereof. For the purpose of this Section 4, (i) "NEGLIGENCE" includes any breach of duty, exceeding of authority, failure, mistake, error, misfeasance and default and any Loss to Arabica caused (in whole or in part) by inaccurate or inadequate insurance arrangements or recoveries (including by payment of contractual deductibles), whether by act or omission; and (ii) a "Loss" includes the Rent and the Option Purchase Price (as defined in the Call Option Letter) that Arabica would have received if the Company had exercised the Call Option as to the Assets on the day immediately preceding the Event of Loss (as if the Call Option were exercisable on such date).

      It is the agreement of Arabica and the Company that the aggregate amount to be paid to Arabica pursuant to the first paragraph of this Section 4 shall not exceed the unpaid Acquisition Cost of the Assets.

      SECTION 5. PAYMENTS. (a) Arabica agrees to pay to the Company a fee of $10 on the date hereof for the performance by the Company of the Supplemental Agreement Obligations.

      (b) Arabica also agrees to pay the Company the actual costs of performing the Supplemental Agreement Obligations. The parties agree that Arabica shall pay to the Company on each Rent Payment Date the amount of $100,000, which amount Arabica and the Company agree represents an estimate of the cost to the Company of performing the Supplemental Agreement Obligations during each Rent Period then ended. If either party believes that such estimate exceeds or is less than the actual cost to the Company of performing the Supplemental Agreement Obligations, the parties shall discuss the matter and, if agreement is reached, agree in writing to increase or decrease the amount to be paid to the Company, such adjustment to take effect at the start of the next occurring Rent Period. Such written agreement shall also reflect any agreed adjustment of any amounts paid by Arabica to the Company for prior Rent Periods to ensure that the amounts so paid reimburse the Company for the actual cost to the Company of performing the Supplemental Agreement Obligations.

      (c) The Company shall not be entitled to any payment or compensation, other than the fee specified in paragraph (a) and the amount specified in paragraph (b), for performing the Supplemental Agreement Obligations hereunder.

      (d) In the event of the termination of the Amended Agreement prior to the Final Rent Payment Date, the payment required to be made by Arabica pursuant to
Section 5(b) shall be prorated to such date of termination.

      SECTION 6. LAW AND JURISDICTION. This Amended Supplemental Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto hereby agree that the last sentence of Section 32 of the Amended Lease (relating to submission to jurisdiction) and the provisions of
Section 34 of Amended Agreement (relating to

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waiver of jury trial) are incorporated by reference into this Amended
Supplemental Agreement with the same force and effect as if such provisions were set forth herein in full.

      SECTION 7. BENEFIT OF AGREEMENT. This Agreement shall be binding upon, and inure to and for the benefit of, Arabica and the Company and their respective successors and assigns. Each party agrees that this Agreement may not be assigned in whole or in part without the prior written consent of the other party hereto. Each party agrees that any assignment of the Amended Lease by any party thereto must include an assignment and assumption of this Agreement.

      SECTION 8. PURPOSE. This Agreement and Section 1(a)(iii) and Section 1(d) of Schedule 6(a) to the Amended Lease have been agreed to by Arabica and the Company only for purpose of satisfying certain Shariah requirements.

      SECTION 9. NOTICES. Each communication to be made under this Agreement shall be made in writing in accordance with the notice provisions of the Amended Lease.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 ARABICA FUNDING, INC.

                                 By: /s/ Bernard J. Angelo
                                    -------------------------------------------
                                    Name: Bernard J. Angelo
                                    Title: Vice President

                                 CARIBOU COFFEE COMPANY, INC.

                                 By: /s/ George E. Mileusnic
                                    -------------------------------------------
                                    Name: George E. Mileusnic
                                    Title: Chief Financial Officer

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